SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: April 15, 2011

Citizens South Banking Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina		28054-4040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01:	Entry into a Material Definitive Agreement

Purchase and Assumption Agreement

Effective April 15, 2011, Citizens South Bank, a federally chartered stock savings bank (the “Bank”) and wholly owned subsidiary of Citizens South Banking Corporation, a Delaware corporation (the “Company”), acquired substantially all of the assets and assumed substantially all of the liabilities of New Horizons Bank, a Georgia state-chartered bank headquartered in East Ellijay, Georgia, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for New Horizons Bank (the “Acquisition”).

The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC as of April 15, 2011 (the “Purchase and Assumption Agreement”). The Acquisition included the banking office of New Horizons Bank, which opened as a branch of Citizens South Bank on Monday, April 18, 2011.

Based upon a preliminary closing with the FDIC, the Bank acquired $107.6 million in assets, including $76.1 million in loans, and assumed $106.0 million in liabilities, including $101.9 million in deposits of New Horizons Bank. The foregoing amounts represent New Horizons Bank’s book value for these assets and liabilities and do not necessarily reflect fair value. These amounts are estimates and, accordingly, are subject to adjustment based upon final settlement with the FDIC. The Bank paid the FDIC a premium of approximately 1.0% for the right to assume the deposits of New Horizons Bank. In addition, the FDIC transferred to the Bank all qualified financial contracts to which New Horizons Bank was a party and such contracts remain in full force and effect.

In connection with the Acquisition, the Bank entered into loss-sharing arrangements with the FDIC that covered approximately $84.6 million of New Horizons Bank’s assets. The Bank will share in the losses on the asset pools (including residential properties and nonresidential properties) covered under the loss-sharing arrangements. Pursuant to the terms of the loss sharing arrangements, the FDIC is obligated to reimburse the Bank for 80% of eligible losses with respect to all covered assets. The Bank has a corresponding obligation to reimburse the FDIC for 80% of eligible recoveries with respect to covered assets.

McColl Partners, LLC acted as financial advisor to the Bank in connection with the Acquisition.

ITEM 2.01:	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement—Purchase and Assumption Agreement” is incorporated by reference into this Item 2.01.

ITEM 7.01:	Regulation FD Disclosure

On April 19, 2011, the Company issued a slide presentation regarding the Acquisition.

The slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, is deemed “furnished” to the Securities and Exchange Commission (the “SEC”), and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current report into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

ITEM 8.01:	Other Events

On April 15, 2011, the Company issued a press release announcing the Acquisition. A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference.

ITEM 9.01:	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed by amendment to this Current Report no later than July 1, 2011.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed by amendment to this Current Report no later than July 1, 2011.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Purchase and Assumption Agreement - Whole Bank - All Deposits, among the Federal Deposit Insurance Corporation, Receiver of New Horizons Bank, East Ellijay, Georgia, the Federal Deposit Insurance Corporation and Citizens South Bank, dated as of April 15, 2011 (certain exhibits to this exhibit omitted).

99.1	Slide Presentation.

99.2	Press Release, dated April 15, 2011, announcing the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: April 19, 2011	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer